EXHIBIT 21

                                  Subsidiaries
                                  ------------


Name                                         State of Jurisdiction
----                                         ---------------------

MHC of Nashville, Inc.                       Delaware
Pinnacle Care Corporation                    Delaware
Mariner Health of Florida, Inc.              Delaware